Exhibit 5.1

One Love Lane, London EC2V 7JN Email: london@cains.com Web: www.cains.com
Isle of Man: Singapore:	Fort Anne, Douglas, Isle of Man IM1 5PD Level 42, 6 Battery Road, Singapore 049909

Your Ref: Our Ref: SC/sc/26411.0008/1050 Tel No: +44 20 7367 0035 Fax No: +44 1624 638333	Please Respond To: Stephanie Chew Direct Dial: +44 20 7367 0035 Email: stephanie.chew@cains.com

Eros International PLC Fort Anne Douglas Isle of Man IM1 5PD British Isles	29 October 2013

Dear Sirs

The offer (the “Offer”) by Eros International PLC (the “Company”) of certain A Ordinary Shares of £0.30 each (the “New Shares”) and the sale by certain shareholders (the “Selling Shareholders”) of certain A Ordinary Shares of £0.30 each (the “Sale Shares”).

Preliminary

1.	We are a firm of advocates practising the laws of the Isle of Man and are qualified to give you this legal opinion under Isle of Man law.

Documents Examined

2.	For the purposes of this legal opinion, we have examined and relied upon copies of the following documents:

2.1	a registration statement on Form F-1 (File No. 333-180469) and all amendments thereto (together with amendment no. 5 in respect thereof) and the preliminary prospectus dated 29 October 2013, issued by the Company in respect of the Offer (the “Prospectus”);

2.2	the Memorandum and Articles of Association of the Company appearing on the file of the Company maintained by the Registrar of Companies appointed pursuant to the Companies Act 2006 on 29 October 2013;

2.3	the resolutions of the members of the Company passed at an extraordinary general meeting of the Company held on 24 April 2012 and 3 May 2012;

2.4	the minutes of a meeting of the board of directors of the Company held on 14 October 2011; and
2.5	a director’s certificate dated 25 October 2013 as to various matters of fact (which we have not independently verified), a copy of which is contained in the Appendix hereto.

CAINS ADVOCATES LIMITED

Directors: A J Corlett, R V Vanderplank, J R G Walton, S F Caine, P B Clucas, M T Edwards, T M Shepherd, R I Colquitt, G Q Kermeen and T D Head.

Cains is the trading name of Cains Advocates Limited, an incorporated legal practice in the Isle of Man. Registered company number 009770V.

Registered office: Fort Anne, Douglas, Isle of Man IM1 5PD. Branch registered in England and Wales with branch number BR008334.

In this legal opinion, “non-assessable” means that the subscription price for which the Company agreed to issue the share, has been paid in full to the Company so that no further sum is payable to the Company by any holder of that share in respect of the subscription price.

Isle of Man Law

3.	We have not investigated the laws of any jurisdiction other than the Isle of Man and this opinion is given only with respect to the currently applicable laws of the Isle of Man and is given on the basis that it will be governed by and construed in accordance with such laws.

Assumptions

4.	For the purposes of giving this legal opinion, we have assumed:

4.1	the genuineness of all signatures; the capacity of all signatories; the authenticity and completeness of all documents submitted to us as originals; the conformity with original documents and completeness of all documents submitted to us as copies; and the correctness of all facts stated in the Prospectus;

4.2	that no provisions of the laws of any jurisdiction outside the Isle of Man would be contravened by the issue of the Prospectus or the performance by the Company of its obligations as set out therein;

4.3	that, insofar as any obligation under the Prospectus falls to be performed in any jurisdiction outside the Isle of Man, its performance would not be unlawful by virtue of the laws of that jurisdiction;

4.4	that no laws (other than of the Isle of Man) which may apply with respect to the Prospectus or the transactions and matters contemplated thereby would be such as to affect any of the opinions stated herein;

4.5	that all filings, recordals, publications, notifications and registrations as are necessary to permit the issue of the Prospectus or for the purposes of protecting or preserving any rights, duties, obligations or interests or as may be required to permit the performance thereof by any person have been or will be made or obtained within the time permitted, or will have been made or obtained within the time permitted, in all jurisdictions other than the Isle of Man;

4.6	that all necessary consents or approvals of, and all necessary registrations or other action by or with, any regulatory authority or any other person or entity outside the Isle of Man have been or will be obtained, performed or taken in relation to the issue of the Prospectus; and

4.7	that the A Ordinary Shares of the Company will be listed on the New York Stock Exchange in the manner described in the Prospectus (“Listing”).

Opinions

5.	On the basis of the foregoing, we are of the opinion that:

5.1	Upon Listing, the share capital of the Company available for issue will be £25,000,000 divided into 83,333,333.33 shares designated as either A Ordinary Shares or B Ordinary Shares. The maximum number of B Ordinary Shares which may be issued is 81,650,657.

5.2	Upon Listing, the New Shares will have been duly created and their issue and allotment in accordance with the Prospectus has been duly authorised; once issued in accordance with the relevant terms of the Prospectus, the New Shares will be legally issued, fully paid and non-assessable.

5.3	Upon Listing, the Sale Shares will have been legally issued and allotted and will be fully paid and non-assessable.

5.4	The statements contained in the section of the Prospectus entitled “Description of Share Capital”, insofar as these statements relate to the laws of the Isle of Man or matters governed by Isle of Man law (and to no other matters whatsoever) at the date of the Prospectus and at the time and date of delivery of this legal opinion, are accurate in all material respects.

Consent

6.1	This opinion is addressed to the Company in connection with the registration of the A Ordinary Shares in the Company under the Securities Act.

6.2	We consent to the filing of a copy of this legal opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed Legal Matters. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully,

/s/ Cains

CAINS

Appendix

EROS INTERNATIONAL PLC

(Company No.: 007466V)

DIRECTOR’S CERTIFICATE

I, JYOTI DESHPANDE a director of Eros International PLC (the “Company”) do hereby confirm and certify on behalf of the board of directors of the Company that:

1.	I am duly authorised to give this certificate;

2.	There is nothing in any documents of which Cains Advocates Limited has not had sight which might affect the opinions expressed in the final draft legal opinion; a draft of which I have reviewed (the “Cains Legal Opinion”)

3.	That the resolutions set out in the minutes of a meeting of the board of directors of the Company held on 14 October 2011 were passed at a properly convened and held meeting of duly appointed directors of the Company at which all such directors declared their interests in the transaction or transactions under consideration as required by law and/or by the Company’s Articles of Association and that such resolutions have not been varied, amended or revoked and remain in full force and effect as at the date of Cains Legal Opinion;

4.	Each of the resolutions passed by the members of the Company at an extraordinary general meeting held on 24 April 2012 and 3 May 2012 were duly passed prior to the issue of the prospectus (the “Prospectus”) (in respect of the offer of certain A Ordinary Shares of £0.30 each (the “Offer” and such shares, the “New Shares”)) and the New Shares at a properly convened and held meeting of duly registered members of the Company and that such resolutions have not been and will not be varied, amended and revoked;

5.	There are no vitiating factors of which we are unaware, such as fraud, undue influence or duress, which might affect the opinions expressed in the Cains Legal Opinion; and

6.	The Prospectus contains all material information relating to the Offer, set out fairly and accurately, that the intended recipients would reasonably expect to be included therein in order to enable them to make an informed decision as to whether or not to accept the Offer and of which the directors were aware at the time of issue of the Prospectus, or of which they would have been aware had they made such enquiries as would have been reasonable in all the circumstances.

You may assume that this certificate remains true and correct unless we notify you to the contrary.

/s/ Jyoti Deshpande

Director

Date: